UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 21, 2023, Seelos Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell 15,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and accompanying common stock warrants to purchase up to 10,010,010 shares of Common Stock (the “Warrants”) in a registered direct offering (the “Offering”). The Shares and the Warrants were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-251356) filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2020, as amended by Amendment No. 1 thereto filed with the Commission on December 22, 2020 and declared effective on December 23, 2020 (as amended, the “Registration Statement”).

The exercise price of the Warrants is $0.325 per share, subject to adjustment as provided therein, and the Warrants will be immediately exercisable upon issuance and will expire on the date that is five years following the original issuance date. In addition, the Warrants contain an alternative “cashless exercise” provision whereby a Warrant may be exchanged cashlessly for shares of Common Stock at the rate of 0.999 of a share of Common Stock per full share otherwise issuable upon a cash exercise. Each holder of a Warrant will not have the right to exercise any portion of its Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. If a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is not available for the issuance, then the holders may exercise the Warrants by means of a “cashless exercise.”

The Warrants are not and will not be listed for trading on any national securities exchange or other nationally recognized trading system.

The combined purchase price for one Share and accompanying Warrants to purchase shares of Common Stock for each Share purchased was $0.30. The closing of the Offering occurred on September 25, 2023. The Company expects the aggregate net proceeds from the Offering, after deducting the fees payable to financial advisors and other estimated offering expenses, to be approximately $4.0 million.  The Company intends to use the aggregate net proceeds (excluding proceeds from any Warrant exercises) to repay $0.7 million of principal and accrued interest under that certain Convertible Promissory Note No. 1 issued to Lind Global Asset Management V, LLC (“Lind”) on November 23, 2021, as amended on December 10, 2021, February 8, 2023 and May 19, 2023 (as so amended, the “Note”) as required by the Letter Agreement (as defined below) and the remainder for general corporate purposes and to advance the development of its product candidates. The Company may also use the net proceeds from the Offering to make periodic principal and interest payments under, or to repay a portion of, the Note.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Securities Purchase Agreement, the Company and each of its directors and executive officers has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 45 days following the closing of the Offering. The Company also agreed that until the six (6) month anniversary of the closing of the Offering (the “Closing Date”), the Company will not effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents involving an at-the-market offering or variable rate transaction.

The foregoing summaries of the Securities Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Securities Purchase Agreement and the form of Warrant that are filed herewith as Exhibits 10.1 and 4.1, respectively.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and the Warrants, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and the Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Brownstein Hyatt Farber Schreck, LLP relating to the issuance and sale of the Shares and the shares of Common Stock underlying the Warrants is filed as Exhibit 5.1 hereto. The legal opinion, including the related consent, of Paul Hastings LLP relating to the issuance and sale of the Warrants is filed as Exhibit 5.2 hereto.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

On September 21, 2023, and concurrently with the execution of the Securities Purchase Agreement, the Company entered into a letter agreement with Lind related to the Note (the “Letter Agreement”), pursuant to which the Company and Lind agreed that, in lieu of, and in full satisfaction of, both the monthly payment that would otherwise be due under the Note on September 23, 2023 and the interest payment that would otherwise be due on September 29, 2023, (i) the Company shall, by no later than September 29, 2023, pay to Lind cash in an aggregate amount equal to $686,564 and (ii) Lind shall have the right, at any time and from time to time, between the Closing Date and the date that is 45 days after the Closing Date, to convert the remaining amount of the monthly payment that would have otherwise been due on September 24, 2023 in the aggregate amount of up to $400,000 into shares of Common Stock at the lower of (a) the then-current Conversion Price (as defined in the Note, which is currently $6.00 per share) and (b) 85% of the average of the five (5) lowest daily volume-weighted average price during the twenty (20) trading days prior to the delivery by Lind of the applicable conversion notice.

Pursuant to the Letter Agreement, Lind further agreed that (a) the payment date for the monthly payment under the Note that would otherwise be due on October 23, 2023, and (b) the interest payment date for the interest payment under the Note that would otherwise be due on October 31, 2023, shall be the date that is 45 days following the Closing Date.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Letter Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements related to the amount of proceeds expected from the Offering, the expected use of such proceeds and the payment obligations under the Letter Agreement. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

4.1	Form of Warrant.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2	Opinion of Paul Hastings LLP.

10.1*	Form of Securities Purchase Agreement, dated September 21, 2023.

10.2	Letter Agreement, dated September 21, 2023, by and between Seelos Therapeutics, Inc. and Lind Global Asset Management V, LLC.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Commission.

*         *          *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: September 25, 2023	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer and President